                                  EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related prospectus of NCO Group, Inc. for the registration of 673,659 shares of NCO Group, Inc. common stock and to the incorporation by reference therein of our report dated April 2, 1999 (except for Note 12, as to which the date is May 21, 1999), with respect to the consolidated financial statements of Co-Source Corporation and Subsidiaries included in Form 8-K/A, dated August 4, 1999, of NCO Group, Inc., filed with the Securities and Exchange Commission.



                                                   /S/ ERNST & YOUNG LLP


New Orleans, Louisiana
August 30, 1999